CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                            WIZBANG TECHNOLOGIES INC.

      The undersigned corporation adopts the following Certificate of Amendment to the Articles of Incorporation of said corporation:

      1.    The name of the corporation is WIZBANG Technologies Inc.

      2. The Articles of Incorporation of the corporation are hereby amended as follows:

            2.1   Article I is amended to provide as follows:

                                    ARTICLE I

            The name of the corporation is Golden Hand Resources Inc.

      3. The foregoing amendment was adopted by consent resolution of the directors of the corporation, and by consent resolution of the majority shareholder on August 19, 2003 pursuant to RCW 23B.10.070.

      Dated and effective August 19, 2003.

                                           WIZBANG Technologies Inc.

                                           By:  /s/ Mike Frankenberger
                                                ----------------------
                                                    Mike Frankenberger
                                                    Its President